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                      SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.   20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  December 29, 2000



                         Advanced Nutraceuticals, Inc.
                         -----------------------------
            (Exact name of registrant as specified in its charter)

           Texas                      0-26362             76-0642336
- -------------------------------   ----------------    -------------------
(State or other jurisdiction      (Commission File    (IRS Employer
of incorporation)                 Number)             Identification No.)


                   9101 JAMEEL, HOUSTON, TEXAS             77040
             (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (713) 460-1976

                     Nutrition For Life International, Inc.
           (Former name or for address, if changed since last report)
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Item 5. Other Events.

     On December 29, 2000 Advanced Nutraceuticals, Inc. ("ANII") entered into a Stock Purchase Agreement with Everest International, L.L.C. ("Everest") for the sale to Everest of all of the stock of ANII's subsidiary, Nutrition For Life International, Inc. ("NFLI"). NFLI is engaged in network marketing of nutritional supplements and other consumer products. ANII will retain the operations of Bactolac Pharmaceutical Inc. and its ASHCO division which are engaged in manufacturing of pharmaceuticals and nutritional products.

     The purchase price for the NFLI stock is expected to be up to $10 million, subject to adjustment based on working capital at closing. An additional $750,000 may be earned based on operations of NFLI in Japan. The purchase price will include a $5 million subordinated promissory note payable in quarterly installments of principal and interest at prime plus 1/2% over a three year period based on a ten year amortization schedule. The note will be non-recourse to Everest.

     Closing of the transaction is subject to approval of ANII's shareholders, the consent of ANII's senior lender, General Electric Capital Corporation, and customary closing conditions.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

     (99.1)  Press Release dated December 29, 2000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 29, 2000      ADVANCED NUTRACEUTICALS, INC.


                              By:  /s/ Gregory Pusey
                                  -------------------------------
                                  Gregory Pusey, President